Page 1 of 6 Exhibit 10.11 CONSULTING AGREEMENT This Consulting Agreement (this “Agreement”) is effective as of July 1, 2026 (the “Effective Date”), by and between Madrigal Pharmaceuticals, Inc. (“Madrigal”) and Dr. Rebecca Taub (“Consultant”). RECITALS WHEREAS, Madrigal desires to retain the Consultant to perform the Services (as further described herein); and WHEREAS, Consultant desires to provide the Services to Madrigal in accordance with the terms of this Agreement. THEREFORE, IN CONSIDERATION of the following mutual covenants and obligations, the parties agree that: 1. Consulting. Madrigal hereby retains Consultant, and Consultant hereby accepts such retention, commencing as of the Effective Date and continuing until the end of the Term (as defined below) or until termination as provided in Section 3 of this Agreement. 2. Services. 2.1 Consultant’s Services. Consultant agrees to perform for Madrigal the services described in Exhibit A attached hereto (the “Services”). 2.2 Standards. Consultant agrees to conduct the Services in conformity with the highest standards in the biopharmaceutical industry. Without limiting the generality of the foregoing, Consultant also agrees to comply with (i) all policies and protocols of Madrigal provided to Consultant and (ii) all applicable laws, including without limitation, the federal Food, Drug and Cosmetic Act and the Healthcare Insurance Portability and Accountability Act, and the regulations thereunder. 2.3 No Debarment. Consultant represents and warrants that Consultant has never been and is not currently (a) under investigation for debarment or debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a), as amended, or any similar state law or regulation; (b) excluded by the Office of Inspector General pursuant to 42 U.S.C. § 1320a-7, et seq. or any state agency from participation in any federal or state health care program; or (c) otherwise disqualified or restricted by the U.S. Food and Drug Administration pursuant to 21 C.F.R. 312.70. Consultant agrees to notify Madrigal immediately in the event any investigation or proceeding for debarment, exclusion or disqualification is initiated against Consultant. Page 2 of 6 2.4 Conflicts. Consultant asserts and represents that Consultant can enter into this Agreement without imposition or claim of any ownership right to any inventive concept, trade secret, substance, or other Confidential Information arising out of or relating to this Agreement, or research and development efforts under this Agreement, by any institution, company or person. Consultant will take all steps necessary to prevent any potential claim or imposition of such ownership rights. 2.5 Separation. Consultant agrees that all of the Services will be kept completely separate from any other consulting or research activities Consultant may become engaged in or associated with. Consultant agrees to avoid any preemptions or overlap of other rights or obligations of Consultant in relation to the Services. Given the sensitivity of the Services, Consultant agrees not to accept any additional employment offers or consulting engagements without the prior written authorization of Madrigal. 2.6 Consideration. Madrigal agrees to pay Consultant the compensation described in Exhibit A hereto for Consultant’s performance of the Services defined herein. Such compensation shall be in addition to and shall in no way affect any other compensation to which Consultant may be entitled to in connection with any continuing services provided as a member of Madrigal’s Board of Directors or pursuant to any other contractual agreement. 2.7 Fair Value. The parties acknowledge and agree that the compensation set forth herein represents the fair market value of the Services provided by Consultant to Madrigal negotiated in an arms-length transaction and has not been determined in a manner which takes into account the volume or value of any referrals or business otherwise generated between Madrigal and Consultant. No part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business. 2.8 Expenses. All necessary and reasonable documented out-of-pocket expenditures incurred by Consultant associated with the Services (e.g., travel, etc.) will be reimbursed by Madrigal within thirty (30) days of receipt of invoice with supporting documentation in accordance with the Madrigal Travel & Expense Policy in effect at the time of the applicable submission, provided that any substantial or unusual expenditures outside the scope of the Travel & Expense Policy must be authorized by Madrigal’s representative before incurring such expense, and be supported by applicable documentation. Consultant will be able to use Concur (or other applicable system that may be in place) for submission of such expenses. 2.9 Independent Status. In providing the Services under the terms of this Agreement, Consultant is acting in the capacity of an independent contractor and not as an employee of Madrigal. In such capacity, Consultant is not eligible to participate in Madrigal’s employee benefit programs, including but not limited to, group insurance, retirement, vacation, and such other pay benefits. However, this provision shall not prevent and in no way impede any continued right to benefits participation as a former Madrigal employee. As an independent contractor, Consultant acknowledges and assumes full responsibility for making any individual federal, state, and local income, Page 3 of 6 or other individual tax payments associated with compensation received for Services pursuant to this Agreement. 2.10 Health and Safety. If the Services under this Agreement contemplate that such Services will be provided at Madrigal’s facility, Consultant agrees to take all reasonable precautions to avoid injury or damage to any party or property. Consultant understands that some of Madrigal’s premises to which Consultant may be granted access contains Madrigal’s research, development, or manufacturing operations. Consultant assumes the risk of: injury to Consultant or employees, representatives, or agents of Consultant; and damage to the property of any of them or Madrigal, in each case in connection with the performance of the Services under this Agreement. Consultant shall follow the directions and requirements of Madrigal personnel and all of Madrigal’s policies with respect to health, safety, and security requirements. 2.11 Reports. Consultant shall keep adequate records of Services performed under this Agreement and shall turn such records over to Madrigal upon termination of this Agreement or upon request, together with any documents, records, drawings, or other papers developed or acquired by Consultant in connection with this Agreement. 3. Term and Termination. 3.1 Term. Unless terminated earlier as provided in this Agreement, the term of this Agreement shall continue until July 1, 2027 (the “Term”) and may be extended by mutual written agreement. 3.2 Termination. This Agreement may be terminated by either party sixty (60) days after written notice of intent to terminate. Sections 4, 5, 6 and 9 of this Agreement shall survive termination of this Agreement. 4. Confidential Information. 4.1 Company Information. Consultant agrees at all times during the Term and thereafter to hold in strictest confidence, and not to use, except for the benefit of Madrigal, or to disclose to any person without written authorization of Madrigal, any non-public, proprietary or confidential information of Madrigal (in oral, visual, written, electronic, or other tangible or intangible form, whether or not marked or designated as “confidential”) including but not limited to: (1) trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know how, developmental or experimental work; (2) inventions, discoveries, ideas, formulae, designs, drawings, compounds, know how, manufacturing methods, analytical procedures, stability protocols, photographs; (3) plans, reports, studies, or research, and development initiatives, including other original works of authorship; (4) customer lists, business plans, financial information; (5) other subject matter pertaining to any business of Madrigal or any of its clinical trials, commercialization initiatives, vendors or customers; and (6) all of Consultant’s notes, memoranda and analyses generated, including as a result of this Agreement and derived from or incorporated with any of the items described in clauses (1) – (5) above, in each case including any such information developed hereunder (with (1) - (6) collectively hereinafter referred to as “Confidential Information”). For purposes of clarity, Madrigal agrees that Page 4 of 6 Consultant may use Confidential Information regarding Madrigal and its business and operations obtained during the Term, provided that such information is used solely in connection with the Services and for no other purpose. 4.2 Other Employer Information. Consultant agrees that Consultant will not, during the term of Consultant’s engagement by Madrigal, improperly use or disclose any proprietary information or trade secrets of former or concurrent employers or companies, except that Consultant may continue to use Confidential Information regarding Madrigal and its business and operations obtained during her prior employment, provided that such information is used solely in connection with the Services and for no other purpose. 4.3 Third Party Information. Consultant recognizes that Madrigal has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on Madrigal’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes Madrigal and such third parties, during the term of engagement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person (except as necessary in carrying out work for Madrigal consistent with Madrigal’s agreement with such third party) or to use it for the benefit of anyone other than for Madrigal or such third party (consistent with Madrigal’s agreement with such third party) without the prior express written authorization of Madrigal. 5. Ownership of Inventions. 5.1 Inventions and Original Works Assigned to Madrigal. Consultant agrees that Consultant will promptly make full written disclosure to Madrigal, will hold in trust for the sole right and benefit of Madrigal, and will assign, and does hereby assign, to Madrigal all Consultant’s right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, and which arise out of the Services. All works of authorship created by Consultant hereunder shall be “works for hire” and owned by Madrigal. 5.2 Maintenance of Records. Consultant agrees to keep and maintain adequate and current written records of all developments, inventions, trade secrets and original works of authorship that are directly related to the Services. The records will be available to and remain the sole property of Madrigal at all times. 5.3 Obtaining Patents and Copyright Registrations. Consultant agrees that Consultant’s obligation to assist Madrigal to obtain United States or foreign patents and copyright registrations covering inventions and original works of authorship assigned to Madrigal shall continue beyond the termination of this engagement. If Madrigal is unable because of Consultant’s legal incapacity, mental or physical incapacity or for any other reason to secure the relevant signatures to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering inventions or original works of authorship in any such applications then Consultant hereby

Page 5 of 6 authorizes Madrigal to sign such documents on their behalf, and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Consultant. Madrigal shall keep Consultant informed, at all times, of the status of prosecution of patents assigned hereunder. 6. Liabilities. In the conduct of performing Services under this Agreement, Consultant is acting in the capacity of an independent contractor, and neither party shall by reason of this Agreement be obligated to defend, assume the cost of defense, hold harmless, or indemnify the other from any liability to third parties for loss of or damage to property, death or bodily injury arising out of or resulting from the Services under this Agreement. Each party shall indemnify and hold the other party harmless from any costs, including reasonable attorneys’ fees, incurred by the other party from any alleged liability to third parties for infringement of any patents or trade secrets relating to the first party’s Confidential Information. 7. Compliance. Both parties shall comply with all laws, rules and guidelines applicable to the Services under this Agreement. 8. Insurance. 8.1 Insurance. Madrigal shall procure and maintain at its sole cost and expense, throughout the term of this Agreement general liability insurance with broad form contractual liability coverage for its operations in an amount of not less than $1,000,000 per occurrence. 9. Miscellaneous. 9.1 Entire Agreement. This Agreement constitutes the entire Agreement between Madrigal and Consultant with respect to the subject matter of this Agreement. Except as provided under Section 9.5 hereof, this Agreement may be amended only in writing executed by both parties. 9.2 Governing Law, Venue. This Agreement shall be governed by Pennsylvania law and the parties consent to the exclusive jurisdiction by the state and federal courts sitting in Montgomery County, Pennsylvania. 9.3 Assignment. Consultant may not assign Consultant’s rights, obligations or duties under this Agreement. This Agreement shall inure to the benefit of and be binding upon any successors of Madrigal by way of merger, consolidation or transfer of all or substantially all of the assets of Madrigal, and any parent, subsidiary or affiliate of Madrigal to which Madrigal may transfer its rights under and pursuant to this Agreement. 9.4 Severability Clause. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible. Page 6 of 6 9.5 Notice. Any notice required or permitted to be given hereunder shall be considered properly sent, if mailed by (1) first class letter, postage pre-paid, (2) any recognized overnight delivery service or (3) by email to: For Madrigal: Madrigal Pharmaceuticals, Inc. 1001 Conshohocken State Road Suite 2-350 West Conshohocken, PA 19428 Attention: General Counsel Email: Legal@madrigalpharma.com For Consultant: Dr. Rebecca Taub Email: [*personally identifiable information*] Any notice shall be deemed to have been given (1) in the case of first class letter delivery, on the fifth (5th) day after it is postmarked, (2) in the case of recognized overnight delivery service, as of the date such delivery service confirms delivery, or (3) in the case of email delivery, on the business day next following the date of transmission and delivery (as evidenced by the sender’s email system). Either party may change the address for notification purposes, without amending this Agreement, upon written notice to the other party. 9.6 Specific Performance. In light of, among other things the Confidential Information provided or made available by Madrigal hereunder, Consultant acknowledges and agrees that any breach of this Agreement by Consultant will cause irreparable harm and injury to Madrigal for which money damages would be an inadequate remedy and that, in addition to remedies at law, Madrigal is entitled to equitable relief as a remedy for any such breach or threatened breach, including but not limited to specific performance and temporary, preliminary and injunctive relief from any violation of the provisions of this Agreement from any court of competent jurisdiction without the necessity of proving the actual amount of damages resulting from such breach. IN WITNESS WHEREOF, the parties have caused this Agreement to be executed. Madrigal Pharmaceuticals, Inc. Consultant By: /s/ Bill Sibold By: /s/ Dr. Rebecca Taub Signature Signature Bill Sibold Dr. Rebecca Taub Printed Name Printed Name Chief Executive Officer Consultant Title Title (if applicable) 6/13/26 6/13/26 Date Date